UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CONSTELLATION ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

The following communications were made in connection with the filing and mailing of a definitive proxy statement by Constellation Energy Group, Inc. (“Constellation”) relating to the pending merger involving Constellation and MidAmerican Energy Holdings Company (“MidAmerican”).

Forward Looking Statements

These communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation and MidAmerican and the expected timing and completion of the transaction.  Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Constellation and MidAmerican.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation; a material deterioration in Constellation’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause Constellation’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement Constellation has filed with the Securities and Exchange Commission and mailed to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  Constellation assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

These communications are being made in respect of the proposed merger transaction involving Constellation and MidAmerican.  In connection with the proposed transaction, Constellation has filed with the Securities and Exchange Commission a proxy statement and has mailed the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety because it contains important information about the transaction.  Shareholders can obtain a free copy of the proxy statement, as well as other filings made by Constellation regarding Constellation, MidAmerican and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at (877) 717-3923.

Participants in the Transaction

Constellation, MidAmerican and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Constellation’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of Constellation is included in its Annual Report on Form 10-K for the year ended December 31, 2007, notice of annual meeting and proxy statement for its most recent annual meeting, Current Reports on Form 8-K and the definitive proxy statement related to the proposed transaction, previously filed with the Securities and Exchange Commission.

FOR IMMEDIATE RELEASE

For more information, contact:

Media Contacts:

MidAmerican Energy Holdings Company:

Sara J. Schillinger/Ann Thelen

515-281-2785

Constellation Energy:

Robert L. Gould/Debra Larsson

410-470-7433

Investor Contacts (Constellation Energy):

Kevin Hadlock, 410-470-3647

Janet Mosher, 410 470-1884

Constellation Energy Mails Definitive Proxy Statement and

Schedules Special Meeting of Shareholders on Dec. 23, 2008

Shareholders to vote on $26.50 per share transaction with MidAmerican

DES MOINES, Iowa, and BALTIMORE, Nov. 25, 2008 – MidAmerican Energy Holdings Company and Constellation Energy (NYSE: CEG) today announced that Constellation Energy filed its definitive proxy statement with the U.S. Securities and Exchange Commission and commenced mailing the statement to shareholders in connection with the companies’ $26.50 per share merger announced Sept. 19, 2008.

“The board of directors believes the $26.50 per share offer from MidAmerican is the best alternative for shareholders, and as a result, strongly recommends that shareholders vote in favor of this transaction,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “The continued deterioration in global credit and commodity markets leads us to conclude that combining with a well-capitalized strategic partner like MidAmerican is the best outcome for Constellation Energy and its shareholders.”

Constellation Energy also announced a special meeting of shareholders will be held on Dec. 23, 2008.  Shareholders of record on Nov. 14, 2008, are entitled to receive notice of and to vote at the special meeting. Under the terms of the merger agreement, upon the consummation of the merger, shareholders of Constellation Energy will be entitled to receive $26.50 in cash for each share of common stock held at the effective time of the merger. The parties expect to complete the transaction in the second quarter of 2009.

The definitive agreement has been approved by both companies’ boards of directors and is subject to, among other things, shareholder and customary federal and state regulatory approvals. Information about the transaction is available at www.constellationmidamerican.com.

About Constellation Energy

Constellation Energy (www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

About MidAmerican Energy Holdings Company

MidAmerican Energy Holdings Company, based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related business platforms, MidAmerican provides electric and natural gas service to more than 6.9 million customers worldwide. These business platforms are Pacific Power, Rocky Mountain Power and PacifiCorp Energy, which comprise PacifiCorp; MidAmerican Energy Company; CE Electric UK; Northern Natural Gas Company; Kern River Gas Transmission Company; and CalEnergy. Information about MidAmerican is available at www.midamerican.com.

Forward-Looking Statements and Additional Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and MidAmerican Energy Holdings Company and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may” and other similar expressions are intended to identify forward looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Constellation Energy and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected time frame or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation Energy; a material deterioration in Constellation Energy’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in Constellation Energy’s periodic reports filed with the Securities and Exchange Commission and in the proxy statement Constellation Energy has filed with the Securities and Exchange Commission and has mailed to its shareholders with respect to the proposed transaction, each of which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.

This communication is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican Energy Holdings Company. In connection with the proposed transaction, Constellation Energy has filed with the Securities and Exchange Commission a definitive proxy statement, which Constellation Energy has mailed its shareholders. Shareholders are encouraged to read the definitive proxy statement regarding the proposed transaction because it contains important information. Shareholders may obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican Energy Holdings Company and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at 877-717-3923.

Constellation Energy, MidAmerican Energy Holdings Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Constellation Energy’s directors and executive officers is available in Constellation Energy’s Current Reports on Form 8-K, notice of annual meeting and proxy statement for its most recent annual meeting, Annual Report on Form 10-K for the year ended Dec. 31, 2007, and the definitive proxy statement related to the proposed transaction, previously filed with the Securities and Exchange Commission.

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[Email to Constellation employees from Chairman, President and CEO]

Dear Colleague,

Today we announced that we filed a definitive proxy statement with the U.S. Securities and Exchange Commission for our pending merger with MidAmerican Energy Holdings Company, and announced that a shareholder vote will be held on Dec. 23, 2008.

As you may know, our shareholders include hundreds of large institutions such as mutual funds and banks, as well as thousands of individual investors. This, of course, includes many current and former Constellation Energy employees, with a large concentration of BGE employees and retirees in Maryland.

It is my view, and that of our management committee and Board of Directors, that the merger with MidAmerican is in the best near- and long-term interest of Constellation Energy and our many stakeholders.  I urge all of you holding shares to carefully review and consider the proxy materials that will be mailed to your homes in the days ahead.  I believe that when you review the facts and weigh the pros and cons, you’ll agree this merger is right for our company, and I’d like to share with you some of the reasons why.

MidAmerican, a member of Warren Buffett’s Berkshire Hathaway family, has repeatedly demonstrated its commitment to this partnership. It invested $1 billion in Constellation Energy in September during one of the worst liquidity crises in financial market history, and more recently entered into agreements which provide Constellation Energy with up to $350 million of additional liquidity resources. These commitments are helping us weather the unprecedented collapse of global credit markets.

Since the announcement of the merger, it has become even more apparent that MidAmerican’s $26.50-per-share offer is fair, reasonable and the best alternative for shareholders, given the seismic changes in the economy and energy sector during the past several months.  The decline in valuation is by no means limited to our company, as the shares of many of our merchant peers are down 60 percent to 80 percent this year. MidAmerican’s offer accurately reflects the realities of today’s economy and the pessimism on Wall Street.

The long-term prospects for the merger are encouraging. MidAmerican has promised that Constellation Energy and BGE will operate autonomously. The headquarters of both companies will remain in Baltimore, and local management will continue to make day-to-day decisions. MidAmerican has made a commitment in its filing with the Maryland Public Service Commission to delay and reduce proposed electric and gas distribution rate increases for BGE customers, and it has pledged that it will be a partner in developing new power generation in our home state.  Finally, MidAmerican has promised that it will initiate no workforce reductions at BGE as a result of the merger through January 2012…if ever.  These are exceptionally strong commitments, particularly in today’s challenging economic environment.

In the weeks leading up to the Dec. 23 shareholder meeting, we’ll provide you with additional information about the voting process, post updates to our employee merger site on myConstellation, as well as our external merger Web site, constellationmidamerican.com, and do our best to answer your questions. We very much want you to be an ambassador for what we believe is an excellent partnership.

Regards,

Mayo

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Proxy Filing Leader Talking Points

•      Leaders should be prepared to educate employees about the benefits of the merger.

•      Leaders should emphasize that the votes of all shareholders, including Constellation Energy and BGE employees and retirees, are important.

•      Employees should be equipped to be ambassadors for the merger with family, friends and shareholders in the community.

•      Employees should routinely check the employee merger site on myConstellation, as well as the external merger Web site, constellationmidamerican.com, for updates.

Shareholder vote is weeks away – employee, retiree support is vital

•      Constellation Energy filed its definitive proxy statement with the SEC Nov. 25, 2008.

•      A special shareholder meeting has been set for Dec. 23, 2008.

•      Shareholders who own Constellation Energy stock as of Nov. 14, 2008 (record date), can vote by telephone, Internet or by mail.

•      Employees are urged to review the proxy materials as soon as they receive them and vote their shares promptly.

•      Additional employee communications will be forthcoming and employee-shareholders should be on the lookout for the proxy statement arriving in the mail.

•      There will be additional internal communications in the weeks ahead and leaders and employees will be notified with details.

•      Every vote is important.  A failure to vote on the transaction counts as a vote against the transaction.

Given the circumstances, $26.50 is fair, reasonable and the best alternative for shareholders

•      Without an immediate cash infusion on Sept. 22, Constellation Energy faced a ratings downgrade that was likely to lead to bankruptcy.

•      In management’s view, the transaction price of $26.50 is likely greater than could have been expected from a bankruptcy filing.

•      MidAmerican offered the only viable proposal to provide the immediate $1 billion cash infusion necessary within the required timeframe.

•      This was the only offer with financing in place.  This kind of funding certainty was important then; it’s even more critical now.

•      Constellation Energy is not alone in terms of sharply reduced share price.  Many of Constellation Energy’s merchant peers are down 60 percent to 80 percent for the year.

•      We are rapidly transforming the company to reduce risk and appropriately size the commercial businesses.

•      However, these measures alone may not be sufficient to ensure the stability of Constellation Energy.  We continue to believe in the benefits of the merger with MidAmerican.

The merger is best option for our company and its stakeholders

•      The merger allows BGE and Constellation Energy to continue to serve the needs of our communities.

•      The companies will operate autonomously as subsidiaries of MidAmerican.

•      MidAmerican is a strong company backed by parent Berkshire Hathaway.

•      MidAmerican has made a commitment to the Maryland Public Service Commission, which would provide up to $70 million of benefits to BGE customers...

•      MidAmerican has pledged that there will no jobs losses at BGE as a result of the merger through Jan. 2012—if ever.

•      MidAmerican has committed its support for the development of new generation in Maryland.

•      MidAmerican will maintain current levels of charitable support in Maryland’s communities through 2013.

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